UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 18, 2023

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO			84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
	Denver	Colorado	80202
	(303)	571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Colorado Resource Plan — In August 2022, the Colorado Public Utilities Commission (CPUC) approved a settlement for Phase One of the Colorado Resource Plan among Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc. (Xcel Energy), and various intervenors. This settlement provides for an expected carbon reduction and the retirement of PSCo’s remaining coal plant by the end of 2030.
In December 2022, PSCo commenced Phase 2 of the resource planning process under the Colorado Resource Plan and launched a request-for-proposal to solicit generation resources. On Sept. 18, 2023, PSCo filed its recommended portfolio of resources (Preferred Plan) with the CPUC after evaluating over 1,000 competitive project bids. The filing also includes several other alternative portfolios.
The Preferred Plan is designed to maximize the opportunities of the Inflation Reduction Act of 2022 and the Colorado Power Pathway transmission project (Pathway). The Pathway project was proactively planned to provide transmission access for renewable projects in Colorado clean energy zones, thereby bringing the cleanest and most affordable projects directly to our customers.
Under the Preferred Plan, PSCo plans to exit coal by the end of 2030, approximately double wind and solar energy from 2022 levels, and reduce greenhouse gas emissions by more than 80% from 2005 levels, with an average annual rate impact of approximately 2.3% which is inclusive of generation and transmission network and interconnection costs.
The Preferred Plan includes the following overall resources:

Generation Resource (in Megawatts)	Company Owned	Power Purchase Agreements	Total
Wind Resources	2,531	875	3,406
Solar	1,109	860	1,969
Storage	500	670	1,170
Natural Gas	628	—	628
Biomass	19	—	19
Total	4,787	2,405	7,192
If approved by the CPUC, Xcel Energy expects to invest $7.9 billion in generation resources. In addition, the plan requires approximately $2.9 billion of incremental investments in transmission capacity upgrades and new lines to fully integrate the renewable generation and maintain a robust transmission system that supports Colorado’s energy transition.
The CPUC is expected to render a decision on the recommended Preferred Plan in the fourth quarter of 2023.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including statements concerning anticipated customer benefits, capital investment amounts, and carbon emission reductions, the impact of the Preferred Plan on customer rates and our expectations and intentions regarding the regulatory proceedings, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and PSCo’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2022, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: operational safety, including our generation facilities and other utility operations; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee workforce and third-party contractor factors; violations of our Codes of Conduct; our ability to recover costs; changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including recessionary conditions, inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of PSCo to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; uncertainty regarding epidemics, the duration and magnitude of business restrictions including shutdowns (domestically and globally), the potential impact on the workforce, including shortages of employees or third-party contractors due to quarantine policies, vaccination requirements or government restrictions, impacts on the transportation of goods and the generalized impact on the economy; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather events; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; costs of potential regulatory penalties and wildfire damages in excess of liability insurance coverage; regulatory changes and/or limitations related to the use of natural gas as an energy source; challenging labor market conditions and our ability to attract and retain a qualified workforce; and our ability to execute on our strategies or achieve expectations related to environmental, social and governance matters including as a result of evolving legal, regulatory and other standards, processes, and assumptions, the pace of scientific and technological developments, increased costs, the availability of requisite financing, and changes in carbon markets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2023	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer